EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

David L Piazza

Chief Financial Officer

703.742.5393

InvestorRelations@quadramed.com

QUADRAMED TO PRESENT AT FBR 2006 GROWTH INVESTOR

CONFERENCE THURSDAY JUNE 1

RESTON, VA – (June 1, 2006) – QuadraMed® Corporation (Amex: QD) today announced that Keith B. Hagen, QuadraMed President and CEO, will present the company’s strategy and financial performance at the FBR 2006 Growth Investor Conference on Thursday, June 1, 2006 at 9:45 a.m. ET. The two-day, invitation only conference is being sponsored by Friedman, Billings, Ramsey & Co., Inc., and is being held at the Grand Hyatt New York, New York.

Investors and other interested parties are invited to attend the 40-minute presentation via a live Webcast. To attend, go to the conference homepage at http://www.fbr.com/growth06 and click on “Webcast” to register at least five minutes before the presentation begins 9:45 a.m. After registration, click on the Room 9 “QD” presentation link. The QuadraMed presentation will also be posted to the “Investor” section of the company website, www.quadramed.com, immediately following the webcast.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. As evolving reimbursement scenarios challenge healthcare organizations to leverage quality of care into payment, clients committing to QuadraMed’s care-based solutions can realize market leading financial performance. Using QuadraMed’s end-to-end solutions to optimize the patient experience and leverage quality of care into payment, our clients can receive the proper reimbursement, in the shortest time, at the lowest administrative cost. Behind our products and services is a staff of almost 600 professionals whose experience and dedication to service have earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, by QuadraMed

that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

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QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.